EXHIBIT 99.03

Deloitte & Touche
Deloitte & Touche House
Earlsfort Terrace
Dublin 2
Ireland

Tel:   00 353 1 4172200
Fax:  00 353 1 4172300

February 10, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street N.W.

Washington DC 20549

U.S.A.

Dear Sir or Madam,

Re:         ESG Re Limited

We have read the comments in Item 4 of Form 8-K/A (Amendment No.2) filed by ESG Re Limited (the “Company”) dated January 27, 2003.

On December 13, 2002 we wrote to you commenting on Item 4 of Form 8-K, which had been filed by the Company dated December 2, 2002.  Our letter was filed by the Company in Form 8-K/A (Amendment No.1) dated December 16, 2002.  We reiterate our comments of December 13, 2002 with the addition of the following:

1.                                       We have no basis to agree or disagree with the second and third sentences of the fourth paragraph on page 2.

2.                                       Contrary to the impression given by the first and second sentences of the sixth paragraph on page 2, the reports dated May 1, 2001 and May 6, 2002, prepared for the Audit Committee of the Board of Directors, dealt with a variety of matters and only dealt with internal control to the extent of including as appendices copies of the Management Letters referred to in the fifth paragraph on page 2.

3.                                       With regard to the paragraphs headed “Management Response”, on pages 4, 5, 7, 9 and 10, these responses are not the Management Responses given to us at the time we issued our Management Letters.  The Management Responses given to us at the time were included in our Management Letters of April 2, 2001 and March 29, 2002.  As we are no longer auditors of the company, we do not believe it is possible or appropriate for us to respond to Management’s current responses, as set out on the above-mentioned pages.

Yours faithfully,

/s/ Deloitte & Touche

Deloitte & Touche